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                                                                  EXHIBIT 10.35


                                    GUARANTY


TO:       Grafalloy L.P., a Delaware limited partnership

          1. GUARANTY OF INDEBTEDNESS. For valuable consideration, The American Materials & Technologies Corporation, a Delaware corporation ("Guarantor"), unconditionally guaranties and promises to pay to Grafalloy L.P., a Delaware limited partnership ("Payee"), or order, on demand, any and all Indebtedness (as defined below) of Grafalloy Acquisition Corporation, a Delaware corporation ("Maker"), to Payee, if Maker fails to pay any or all of the Indebtedness at the time or times and in the manner provided for payment. The word "Indebtedness" as used in this Guaranty means all of Maker's indebtedness and obligations to Payee evidenced by (a) the 7% Secured Subordinated Non-Negotiable Promissory Note, of even date herewith, in the original principal amount of $800,000.00, executed by Maker in favor of Payee (the "Purchase Note"), including, principal, interest, and other charges, all costs of collection, including, attorneys' fees and expenses, if any, and all extensions, renewals, modifications and amendments of the Purchase Note; (b) the 12% Secured Subordinated NonNegotiable Promissory Note of even date herewith, in the original principal amount of $747,254.00, executed by Maker in favor of Payee (the "Prince Note"), including, principal, interest, late charges and other charges, all costs of collection, including, attorneys' fees and expenses, if any, and all extensions, renewals, modifications and amendments of the Prince Note; (c) the 7% Unsecured Subordinated Non-Negotiable Promissory Note of even date herewith, in the original principal amount of $175,000.00, executed by Maker in favor of Payee (the "Shareholder Note"), including, principal, interest, and other charges, all costs of collection, including attorneys' fees and expenses, if any, and all extensions, renewals, modifications and amendments of the Shareholder Note; (d) the Asset Purchase Agreement dated as of February 27, 1997, between Maker, Payee, Guarantor and Grafalloy, Inc. ("the Asset Purchase Agreement"), including, all costs of collection, including, attorneys' fees and expenses, if any, and all modifications and amendments of the Asset Purchase Agreement; and (e) any document, instrument or agreement executed in connection with Maker's obligations evidenced by the Purchase Note, the Prince Note, the Shareholder Note, or the Asset Purchase Agreement, including, the Security Agreement of even date herewith between Maker and Payee, or other security document. It is not necessary for Payee to inquire into the powers of Maker or the officers, directors, or agents acting or purporting to act on Maker's behalf, and any of the Indebtedness made or created in reliance upon the purported exercise of such powers shall be guarantied hereunder. The Purchase Note, the Prince Note and the Shareholder Note are hereinafter collectively referred to as the "Notes."

          2. DEFINITIONS. All capitalized terms not otherwise defined in this Guaranty shall have the meaning assigned thereto in the Notes.

          3. EFFECTIVENESS OF GUARANTY. This Guaranty shall bind and obligate Guarantor for payment of the Indebtedness precisely as if the same had been contracted and was


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due and owing by Guarantor directly, and shall constitute a guaranty of payment, not a guaranty of collection. The obligations of Guarantor hereunder shall survive and continue in full force and effect until payment in full of the Indebtedness is actually received by Payee, notwithstanding: (a) any release or termination of the liability of Maker or any other guarantor, by express or implied agreement with Payee or by operation of law; (b) Maker may be liable individually or jointly with others; (c) the Indebtedness or any part thereof is deemed to have been paid or discharged by operation of law or some act or agreement of Payee; (d) recovery upon the Indebtedness may be or hereafter becomes barred by any statutes of limitation, by bankruptcy, by insolvency, by reorganization, or any other means; or (e) the Indebtedness may be or hereafter becomes unenforceable or invalid. For purposes of this Guaranty, the Indebtedness shall be deemed to be paid only the extent that Payee actually receives immediately available funds and to the extent of any credit bid by Payee at any foreclosure or trustee's sale of any collateral securing any part of the Indebtedness.

          4. INDEPENDENT OBLIGATION. The obligations of Guarantor hereunder are separate and independent of the obligations of Maker and of every other guarantor of the Indebtedness, and a separate action or actions may be brought and prosecuted against Guarantor regardless of whether an action is brought against Maker or any other guarantor or whether Maker or any other guarantor is joined in any such action or actions, or whether Payee forecloses upon, sells or otherwise disposes of or collects any collateral securing any of the Indebtedness. Subject to Section 9 below, the Indebtedness may be enforced against Guarantor at any time following the failure on the part of Maker to pay and perform the Indebtedness.

          5. AUTHORIZATION OF PAYEE. Guarantor authorizes Payee, without notice or demand, and without affecting Guarantor's liability hereunder, from time to time to: (a) amend, modify, or restate any instrument, document or agreement evidencing or relating to all or any portion of the Indebtedness; (b) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof, including, any increase or decrease of the rate of interest thereon; (c) take and hold collateral as security for the payment of this Guaranty or the Indebtedness, and exchange, substitute, subordinate, enforce, waive and release any such collateral; (d) apply any and all payments from Maker, Guarantor or any other guarantor, or recoveries from any collateral securing any of the Indebtedness, in such order or manner as Payee in its sole and absolute discretion may determine; (e) direct the order or manner of sale of any collateral securing any part of the Indebtedness as Payee in its sole and absolute discretion may determine; (f) release or substitute any one or more of the Maker, Guarantor or any other guarantor, or acquire additional guarantors; and (g) assign its rights under this Guaranty in whole or in part.

          6. GUARANTOR'S WAIVERS. To the extent permitted by applicable law, Guarantor waives and agrees not to assert: (a) any right to require Payee to proceed against Maker, Guarantor, or any other guarantor, proceed against or exhaust any collateral of Maker held as security for any part of the Indebtedness, or pursue any other remedy in Payee's power whatsoever; (b) any defense arising by reason of any disability or other defense of Maker or by




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reason of the cessation of, or unenforceability of, the liability of Maker for all or any part of the Indebtedness from any cause whatsoever (other than payment in full); (c) any exemption rights; (d) demand, diligence, grace, presentment for payment, protest, notice of nonpayment (except as set forth in SECTION 7.1 of the Security Agreement or in SECTION 8 of the Notes), nonperformance, extension, dishonor, maturity, protest and default; (e) recourse to any guaranty or suretyship defenses; (f) notice of acceptance of this Guaranty; (g) all rights and privileges Guarantor might otherwise have to require Payee to pursue any other remedy available to Payee in any particular manner or order; (h) the existence, creation, or incurring of new or additional Indebtedness; (i) any impairment of collateral securing any part of the Indebtedness, including, failure to perfect a security interest in, and release of, any such collateral; (j) the benefits of any statutory provision limiting the right of Payee to recover a deficiency judgment, or to otherwise proceed, against any person or entity obligated for payment of the Indebtedness, after any foreclosure or trustee's sale of any collateral securing any part of the Indebtedness; and (k) any implied right of reimbursement or contribution from Maker or any other claim against Maker at law or in equity. Guarantor agrees that if Payee shall exercise any right or remedy with respect to any collateral securing any of the Indebtedness, Guarantor shall be and remain liable to Payee for the deficiency by which the net proceeds of exercise of such right or remedy actually received by Payee shall be less than the Indebtedness.

          7. NO SUBROGATION. Until all Indebtedness of Maker to Payee shall be paid in full, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which Guarantor now has or may hereafter have against Maker, and waives any right to participate in any collateral securing any of the Indebtedness held by Payee.

          8.   WAIVER OF GRADSKY AND OTHER RIGHTS AND DEFENSES.

               (a) GRADSKY. Guarantor understands and acknowledges that if Payee forecloses judicially or nonjudicially against any real property security for the Indebtedness, that foreclosure could impair or destroy any ability that Guarantor may have to seek reimbursement, contribution or indemnification from Maker or others based on any right Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Guarantor under this Guaranty. Guarantor further understands and acknowledges that in the absence of this Section, such potential impairment or destruction of Guarantor's rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in UNION BANK V. GRADSKY, 265 Cal.App.2d 40 (1968). By executing this Guaranty, Guarantor freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that Guarantor will be fully liable under this Guaranty even though Payee may foreclose judicially or nonjudicially against any real property security for the Indebtedness; (ii) agrees that Guarantor will not assert that defense in any action or proceeding which Payee may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by Guarantor under this Guaranty include any right or defense that Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or



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Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that
Payee is relying on this waiver in making the Indebtedness available to Maker, and that this waiver is a material part of the consideration which Payee is receiving for making the Indebtedness available to Maker.

               (b) SUBROGATION AND REIMBURSEMENT. Guarantor waives the Guarantor's rights of subrogation and reimbursement and any other rights and defenses available to the Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including: (i) any defenses the Guarantor may have to the Guaranty obligation by reason of an election of remedies by Payee; and (ii) any rights or defenses the Guarantor may have by reason of protection afforded to Maker with respect to the obligation so guaranteed pursuant to the antideficiency or other laws of California limiting or discharging Maker's indebtedness, including Section 580a, 580b, 580d or 726 of the Code of Civil Procedure.

               (c) ELECTION OF REMEDIES. Guarantor waives all right and defenses arising out of an election of remedies by Payee, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against Maker by the operation of Section 580d of the Code of Civil Procedure or otherwise.

               (d) OTHER. No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

          9. SUBORDINATION. Payee, by its acceptance of this Guaranty, and all subsequent holders of this Guaranty, agree to be bound by the provisions of this
Section 9 as follows:

               (a) SUBORDINATED DEBT. All of Guarantor's obligations, liabilities and indebtedness arising under this Guaranty (as the same may be amended, modified, supplemented or restated), any interest thereon (both before and after the commencement of any event described in SUBSECTION 9(d) below), and any costs or expenses associated with the collection or enforcement thereof, are hereinafter referred to collectively as the "SUBORDINATED DEBT". The Subordinated Debt is subordinate and junior in right of payment, to the extent and in the manner set forth below, to all "SUPERIOR DEBT" (as defined in SUBSECTION 9(b) below) of Guarantor to the extent provided in this SECTION 9.

               (b) SUPERIOR DEBT. For the purpose of these subordination provisions of this Guaranty, the term "SUPERIOR DEBT" shall mean (both before and after the commencement of any event described in SUBSECTION 9(d) below) any obligation, liability or indebtedness of Guarantor owing to LaSalle from time to time under the terms and conditions of (A) that certain Continuing Unconditional Guaranty dated as of December 19, 1995 executed in favor of LaSalle by Guarantor, as the same may be amended, modified, supplemented or restated from time to time, (B) any other instrument of guaranty executed in favor of LaSalle by Guarantor in respect



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of loans or credit accommodations extended by LaSalle to Maker or to any other entity owned or controlled by Guarantor (as any such Continuing Unconditional Guaranty or other instrument of guaranty may be hereafter from time to time amended, modified, supplemented or restated), and (C) any other note, instrument or agreement evidencing indebtedness of Guarantor to LaSalle or pursuant to which such indebtedness is issued or governed (as any such note, instrument or agreement may be hereafter from time to time amended, modified, supplemented or restated), and shall include any refinancing, replacement, extension or renewal of such indebtedness. Anything contained herein to the contrary notwithstanding, the Subordinated Debt shall be subordinate and junior in right of payment, to the extent and manner set forth in this Section 9, to an aggregate principal amount of all Superior Debt of up to $50,000,000.00.

               (c)   PERMITTED PAYMENTS.

                     (i) NO BLOCKAGE. Notwithstanding the foregoing subordination of debt, Payee shall be entitled to receive payments from Guarantor on the Subordinated Debt, except as set forth in Subsections 9(c)(ii) and (iii) and Section 9(d) below.

                     (ii) SUPERIOR DEBT PAYMENT DEFAULTS. During the continuance of any default in the payment of principal or interest by Guarantor under the Superior Debt, upon written notice from the holder of the Superior Debt to Guarantor and Payee and thereafter during the continuance of such default, Guarantor shall not make, and Payee shall not be entitled to receive, any direct or indirect payment (in cash, property or securities or by set-off or otherwise) on the Subordinated Debt until the default in the payment of principal or interest shall have been cured or waived in writing by the holder of the Superior Debt, or shall have ceased to exist ("Payment Default Standstill Period").

                     (iii) OTHER SUPERIOR DEBT DEFAULTS. During the continuance of any event of default under the Superior Debt, other than the defaults as described in Subsection 9(c)(ii) above, upon written notice from the holder of the Superior Debt to Guarantor and Payee, and thereafter during the continuance of such event of default, for a period not exceeding 180 days, Guarantor shall not make, and Payee shall not be entitled to receive, any direct or indirect payment (in cash, property or securities or by set-off or otherwise) on the Subordinated Debt until such event of default shall have been cured or waived in writing by the holder of the Superior Debt, or shall have ceased to exist ("Non-Payment Default Standstill Period"). Anything contained herein to the contrary notwithstanding, the holder of the Superior Debt may declare only one such Non-Payment Default Standstill Period in connection with Guarantor's obligations hereunder arising from the Purchase Note. The Payment Default Standstill Period and the Non-Payment Default Standstill Period are collectively referred to as the "Standstill Period."

               (d)  CERTAIN EVENTS OF BANKRUPTCY. In the event of:

                    (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Guarantor;



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                    (ii)  any proceedings for the liquidation, dissolution or
other winding-up of Guarantor, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

                    (iii) any assignment by Guarantor for the benefit of its creditors;

or

                    (iv)  any other marshaling of the assets of Guarantor,

the Superior Debt(including any interest on the Superior Debt accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued on the Superior Debt but for the commencement of such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to Payee on account of the Subordinated Debt. Any payment or distribution, whether in cash, securities or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Subordinated Debt shall be paid or deliverable directly to the holder of the Superior Debt (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued on same but for the commencement of such proceedings) until such time as the Superior Debt shall have been paid in full.

               (e)  NO PAYMENTS/REMEDIES.

                    (i) Payee will not ask for, demand receive or accept payment from Guarantor or on Guarantor's behalf (and Guarantor will not pay to Payee) any Subordinated Debt during any Standstill Period.

                    (ii) Notwithstanding the foregoing, Payee may send notices of default to Guarantor.

               (f) PAYMENTS IN TRUST. If any payment or distribution, whether in cash, securities or other property, shall be received by Payee (i) in contravention of any of the terms of this SECTION 9 before all the Superior Debt shall have been paid in full, such payment or distribution shall be received in trust for the benefit of, and shall promptly be paid over or delivered and transferred to the holder of the Superior Debt for application to the payment of the Superior Debt.

               (g) CERTAIN RIGHTS OF SUBORDINATED DEBT. The holder of the Superior Debt shall not be prejudiced in the right to enforce subordination of the Subordinated Debt as described in this Section 9 by any act or failure to act on the part of Guarantor. The foregoing provisions as to subordination are solely for the purpose of defining the relative rights of the holder of the Superior Debt, on the one hand, and Payee, on the other hand. Nothing contained herein shall impair, as between Guarantor and Payee, the obligation of Guarantor, which is




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unconditional and absolute, to pay to Payee the Indebtedness as and when the same shall become due and payable in accordance with the terms of this Guaranty, or prevent Payee from exercising all rights, powers and remedies otherwise permitted by applicable law or under this Guaranty upon an Event of Default under this Guaranty, all subject to the rights of the holder of the Superior Debt as set forth in this SECTION 9.

               (h) NOTICE OF DEFAULTS. Payee shall give to the holder of the Superior Debt prompt notice of any Event of Default by Guarantor or Maker of any of their respective obligations to Payee.

               (i) SUBROGATION. Upon payment in full of all the Superior Debt and until the Subordinated Debt has been paid in full, Payee shall be subrogated to the rights of the holder of the Superior Debt to receive payments and distributions with respect to the Superior Debt to the extent that payments and distributions with respect to the Subordinated Debt otherwise payable to Payee have been applied to payment of the Superior Debt in accordance with the provisions of this SECTION 9. As between Guarantor, on the one hand, and Payee, on the other hand, a payment or distribution applied to payment of the Superior Debt in accordance with the provisions of this SECTION 9 which otherwise would have been made to Payee shall not be deemed a payment by Guarantor on the Subordinated Debt. The subordination provisions of this SECTION 9 define the relative rights of Payee and the holder of the Superior Debt and do not impair the obligation of Guarantor to pay the Subordinated Debt to Payee, as and when due and payable, except as provided herein.

          10. SUBORDINATION OF OTHER OBLIGATIONS. Any indebtedness of Maker now or hereafter held by or payable to Guarantor is hereby subordinated to the Indebtedness, and such indebtedness of Maker to Guarantor, if Payee so requests, shall be collected, enforced and received by Guarantor as trustee for Payee and shall be paid over to Payee on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

          11. EVENTS OF DEFAULT. Payee may declare Guarantor to be in default under this Guaranty upon the occurrence of any of the following events ("Events of Default"):

               (a) Guarantor fails to perform any of its obligations under this Guaranty;

               (b) Guarantor revokes this Guaranty or this Guaranty becomes ineffective for any reason; or

               (c) Any of the events described in SECTION 9(d) of this Guaranty shall occur.



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          12.  REVIVAL AND REINSTATEMENT. If Payee is required to pay, return or restore to Maker or any other person any amounts previously paid on the Indebtedness because of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships in connection with Maker, or any other reason, the obligations of Guarantor shall be reinstated and revived and the rights of Payee shall continue with regard to such amounts, all as though they had never been paid.

          13. BANKRUPTCY. In the event of the commencement of a bankruptcy case by or against Maker or Guarantor or involving any of Payee's collateral for the Indebtedness, Payee, to the extent not already provided for herein or in the Financing Documents, shall be entitled to recover, and Guarantor shall be obligated to pay, Payee's attorneys' fees and costs incurred in connection with:
(a) any determination of the applicability of the bankruptcy laws to the terms of this Guaranty, the Financing Documents or Payee's rights hereunder or thereunder; (b) any attempt by Payee to enforce or preserve its rights under the bankruptcy laws, or to prevent Guarantor, Maker or any other person from seeking to deny Payee its rights thereunder; (c) any effort by Payee to protect, preserve, or enforce its rights against Payee's collateral for the Indebtedness, or seeking authority to modify the automatic stay of 11 U.S.C. ss. 362 or otherwise seeking to engage in such protection, preservation, or enforcement; or
(d) any civil proceeding(s) arising under the bankruptcy laws, or arising in or related to a case under the bankruptcy laws.

          14. COSTS OF COLLECTION. Guarantor agrees to pay all costs of collection, including, attorneys' fees, whether or not suit is filed, and all costs of suit and preparation for suit (whether at trial or appellate level), in the event any obligation of Guarantor hereunder is not paid or discharged when required to be paid or discharged, or in case it becomes necessary to protect any collateral which is security for any obligation of Guarantor hereunder, or to exercise any other right or remedy hereunder, or in the event Payee is made a party to any litigation because of the existence of this Guaranty, or if at any time Payee should incur any attorneys' fees in any proceeding under any federal bankruptcy law (or any similar state or federal law) in connection with the obligations evidenced hereby. In the event of any court proceeding, court costs and attorneys' fees shall be set by the court and not by the jury and shall be included in any judgment obtained by Payee.

          15. NO WAIVER BY PAYEE. No delay or failure of Payee in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.

          16. GOVERNING LAW. This Guaranty shall be construed in accordance with and governed by the laws of the State of California, without regard to the choice of law rules of the State of California.

          17. JURISDICTION AND VENUE. Guarantor hereby expressly agrees that in the event any actions or other legal proceedings are initiated by or against Guarantor or Payee




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involving any alleged breach or failure by any party to pay, perform or observe any sums, obligations or covenants to be paid, performed or observed by it under this Guaranty, or involving any other claims or allegations arising out of the transactions evidenced or contemplated by this Guaranty, regardless of whether such actions or proceedings shall be for damages, specific performance or declaratory relief or otherwise, such actions, in the sole and absolute discretion of Payee, may be required to be brought in San Diego County, California; and Guarantor hereby submits to the jurisdiction of the State of California for such purposes and agrees that the venue for such actions or proceedings shall properly lie in San Diego County, California; and Guarantor hereby waives any and all defenses to such jurisdiction and venue.

          18. TIME OF ESSENCE. Time is of the essence of this Guaranty and each and every provision hereof.

          19. ENTIRE AGREEMENT, AMENDMENTS. This Guaranty sets forth the entire agreement of Payee and Guarantor with respect to the subject matter hereof and supersedes all prior written agreements and representations by Payee to Guarantor. There are no conditions, oral or written, to the effectiveness of this Guaranty. No amendment, modification, change, waiver or discharge of any provision of this Guaranty or any right of Payee hereunder, or any release of Guarantor from any of its obligations hereunder, shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

          20. SEVERABILITY. If any provision hereof is invalid or unenforceable, the other provisions hereof shall remain in full force and effect and shall be liberally construed in favor of Payee in order to effectuate the other provisions hereof.

          21. BINDING NATURE. The provisions of this Guaranty shall be binding upon Guarantor and the successors and assigns of Guarantor, and shall inure to the benefit of Payee and its successors and assigns.

          22. TRANSFER AND ASSIGNMENT. Payee may from time to time transfer all or any part of its interest in the Indebtedness and this Guaranty, without notice to Guarantor. Guarantor shall not transfer (by agreement, operation of law or otherwise) any obligation under this Guaranty, and any such purported transfer shall be void.

          23. INDUCEMENT OF PAYEE. This Guaranty is given at the instance and request of Maker in order to induce Payee to make available to Maker certain financial accommodations which constitute a portion of the Indebtedness. Guarantor acknowledges and agrees that Payee has acted in reliance upon this Guaranty in making such financial accommodations available to Maker. Guarantor hereby represents and warrants that Guarantor is and will continue to be fully informed about all aspects of the financial condition and business affairs of Maker, and any other guarantor of the Indebtedness, that Guarantor deems relevant to the obligation of Guarantor hereunder, and Guarantor hereby waives and fully discharges Payee from any and all obligations to communicate to Guarantor any information whatsoever regarding the Indebtedness, Maker,



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or the financial condition, business affairs or otherwise of Maker or any other guarantor of the Indebtedness.

          24. NOTICE. Any notice or other communication with respect to this Guaranty shall: (a) be in writing; (b) be effective on the day of hand-delivery thereof to the party to whom directed, one day following the day of deposit thereof with delivery charges prepaid, with a national overnight delivery service, or two days following the day of deposit thereof with postage prepaid, with the United States Postal Service, by regular first class, certified or registered mail; (c) if directed to Payee, be addressed to Payee at the office of Payee located at 2974 Sondra Court, Carlsbad, California 92009, Attention:
Peter C. Brooks, or to such other address as Payee shall have specified to Guarantor by like notice, with a copy to John B. Furman, Esq. O'Connor Cavanagh, et al., One East Camelback Road, Suite 1100, Phoenix, Arizona 85012-1650; (d) if directed to Guarantor, be addressed to Guarantor at the address for Guarantor set forth below Guarantor's name, or to such other address as Guarantor shall have specified by like notice, with a copy to David Broadwin, Esq., Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts 02109; and (e) if directed to LaSalle, as holder of the Superior Debt, then to LaSalle Business Credit, Inc., 477 Madison Avenue, New York, New York 10022, Attention: District Credit Manager.

          25. SECTION HEADINGS. The section headings set forth in this Guaranty are for convenience only and shall not have substantive meaning hereunder or be deemed part of this Guaranty.

          26. CONSTRUCTION. This Guaranty shall be construed as a whole, in accordance with its fair meaning, and without regard to or taking into account any presumption or other rule of law requiring construction against the party preparing this Guaranty. Unless the context otherwise requires, the words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the word "include(s)" means "include(s), without limitation," and the word "including" means "including, without limitation". All references to dollar amounts shall mean amounts in lawful money of the United States of America.

          IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of February 27, 1997.

                                        GUARANTOR:

                                        The American Materials & Technologies
                                        Corporation, a Delaware corporation



                                        By: /s/ Paul W.Pendorf
                                           --------------------------------






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                                        Name: Paul Pendorf
                                        Title: President

                                        Address:

                                        5915 Rodeo Road
                                        Los Angeles, California  90016


                                        PAYEE:

                                        Grafalloy, L.P., a Delaware limited
                                        partnership

                                        By its general partner, Grafalloy, Inc., a Delaware corporation



                                        By: /s/ Peter C. Brooks
                                           -------------------------------
                                        Name:  Peter C. Brooks
                                        Title: Chief Executive Officer

                                        Address:

                                        2974 Sondra Court
                                        Carlsbad, California  92009





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